UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2007

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01. Other Events
     FERC Rate Case
     On December 31, 2007, Arizona Public Service Company (“APS”) filed with the Arizona Corporation Commission (the “ACC”) an application to increase annual pretax retail revenues by approximately $30 million to cover increased transmission rates approved by the Federal Energy Regulatory Commission (the “FERC”) on September 21, 2007. The FERC approved the increased transmission rates effective March 1, 2008, subject to refund pending the final outcome of FERC proceedings on the matter. For additional information regarding the FERC Rate Case, see “FERC Rate Case” in Note 5 of Notes to Condensed Consolidated Financial Statements in the Pinnacle West Capital Corporation/APS Report on Form 10-Q for the fiscal quarter ended September 30, 2007. The ACC filing, which is intended to implement an ACC-approved mechanism by which changes in retail transmission charges can be reflected in APS’ retail rates, requests that the rate increase become effective as of March 1, 2008. APS cannot predict the outcome of this matter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: December 31, 2007	By:	/s/ Donald E. Brandt
Donald E. Brandt
Executive Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: December 31, 2007	By:	/s/ Donald E. Brandt
Donald E. Brandt
President and Chief Financial Officer